                            PARTICIPATION AGREEMENT


                                     AMONG


                 AMERICAN FAMILY MUTUAL LIFE INSURANCE COMPANY

                         SEI INSURANCE PRODUCTS TRUST

                                      AND

                     SEI INVESTMENTS DISTRIBUTION COMPANY





                           DATED AS OF MARCH __, 2001

                                           TABLE OF CONTENTS

                                                                                                  Page
Article I.     Sale and Redemption of Trust Shares..................................................2

Article II.    Representations and Warranties.......................................................4

Article III.   Prospectuses, Reports to Shareholders and Proxy Statements;
                 Voting.............................................................................6

Article IV.    Sales Material, Information and Notifications........................................8

Article V.     Diversification.....................................................................10

Article VI.    Potential Conflicts.................................................................10

Article VII.   Indemnification.....................................................................12

Article VIII.  Applicable Law and Venue............................................................17

Article IX.    Termination.........................................................................18

Article X.     Notices.............................................................................20

Article XI.    Miscellaneous.......................................................................20

         THIS AGREEMENT, dated as of the __ day of March, 2001, by and among AMERICAN FAMILY MUTUAL LIFE INSURANCE COMPANY (the "Company"), a Wisconsin life insurance company, on its own behalf and on behalf of each separate account of the Company set forth on Schedule A hereto, as may be amended from time to time (each such separate account hereinafter referred to as an "Account"), SEI INSURANCE PRODUCTS TRUST (the "Trust"), a Massachusetts business trust, and SEI INVESTMENTS DISTRIBUTION COMPANY (the "Underwriter"), a Delaware corporation.

         WHEREAS, the Trust engages in business as an open-end management investment company and is available to act as (i) the investment vehicle for separate accounts established by insurance companies for variable life insurance policies and variable annuity contracts ("Variable Contracts") and
(ii) the investment vehicle for certain qualified pension and retirement plans ("Qualified Plans"); and

         WHEREAS, insurance companies desiring to utilize the Trust as an investment vehicle under their variable life insurance policies and/or Variable Contracts may enter into participation agreements with the Trust and the Underwriter (the "Participating Insurance Companies"); and

         WHEREAS, shares of the Trust are divided into several series of shares, each representing an interest in a particular managed portfolio of securities and other assets, any one or more of which may be made available under this Agreement (each such series hereinafter referred to as a "Fund"); and

         WHEREAS, the Trust has obtained an order from the Securities and Exchange Commission, dated November 15, 1999 (File No. 812-11722), granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended (the "1940 Act"), and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by (i) separate accounts of both affiliated and unaffiliated life insurance companies offering variable life insurance policies and variable annuity contracts, (ii) Qualified Plans, and (iii) SEI Investments Management Corporation ("SIMC"), investment adviser to the Trust, or any of its affiliates (the "Mixed and Shared Funding Exemptive Order"); and

         WHEREAS, the Trust is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (the "1933 Act"); and

         WHEREAS, the Underwriter is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") and serves as principal underwriter of the shares of the Trust; and

         WHEREAS, each Account is a duly organized, validly existing separate account, established by resolution or under authority of the Board of Directors of the Company on the date shown in Schedule A hereto, to fund variable life insurance policies or variable annuity contracts; and

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company is authorized to purchase shares of the Funds on behalf of each Account and the Underwriter is authorized to sell such shares to the Company for each such Account;

         NOW, THEREFORE, in consideration of their mutual promises, the Company, the Trust and the Underwriter agree as follows:


                                   ARTICLE I.
                       SALE AND REDEMPTION OF TRUST SHARES

         1.1 The Trust agrees to sell shares of the Funds listed in Schedule A (as may be amended from time to time) to the Company for its Accounts on each Business Day. The Trust or its designee shall execute purchase orders placed for Fund shares at the net asset value of such shares next computed after receipt of such order by the Trust or its designee. For purposes of this Section 1.1, the Company shall be the designee of the Trust for receipt of such orders; provided that the Company receives the order prior to 4:00 p.m. Eastern time and that the Trust receives notice of such order prior to 11:00 a.m., provided however that such order is for a money market fund Eastern time on the next following Business Day in accordance with the procedures set forth in Schedule B, as may be amended from time to time (the "Procedures"). "Business Day" shall mean any day on which the Trust calculates its net asset value pursuant to its then-current prospectus and the rules of the Securities and Exchange Commission.

         1.2 The Trust, so long as this Agreement is in effect, agrees to make its shares available to the Company indefinitely for purchase at the applicable net asset value per share on each Business Day. Notwithstanding the foregoing, the Board of Trustees of the Trust (the "Board") may refuse to permit the Trust to sell shares of any Fund to any person, or suspend or terminate the offering of shares of any Fund, if such action is required by law or by regulatory authorities having jurisdiction or if such action is, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary and in the best interests of the shareholders of such Fund (it being understood that for this purpose shareholders means Variable Contract owners). Notice of election to suspend or terminate shall be furnished by the Trust, said termination to be effective 10 business days after receipt of such notice by the Company (or such other date as required by law or other regulatory authority).

         1.3 The Trust agrees that shares of the Trust will be sold only to: (i) Participating Insurance Companies and their separate accounts, (ii) Qualified Plans, and

(iii) such other persons permitted under the Internal Revenue Code of 1986, as amended. No shares of any Fund will be sold to the general public.

         1.4 The Trust will not make its shares available for purchase by any insurance company or separate account unless an agreement containing provisions substantially the same as in Section 1.3 of Article I, Section 3.5 of Article III, Article V and Article VI of this Agreement is in effect to govern such sales.

         1.5 The Trust agrees to redeem for cash, on the Company's request, any full or fractional share of a Fund held by the Company in an Account, at the net asset value of such share next computed after receipt by the Trust or its designee of the request for redemption. Subject to and in accordance with applicable laws and the prospectus and statement of additional information of the Trust, and subject to the consent of the Company, the Trust may redeem shares for assets other than cash. For purposes of this Section 1.5, the Company shall be the designee of the Trust for receipt of such requests for redemptions; provided that the Company receives the request prior to 4:00 p.m. Eastern time and that the Trust receives notice of such request prior to 11:00 a.m. Eastern time on the next following Business Day in accordance with the Procedures.

         1.6 The Company agrees that purchases and redemptions of Fund shares shall be made in accordance with the provisions of the then-current prospectus of the Trust and this Agreement. The variable life insurance policies and/or variable annuity contracts issued by the Company, under which amounts may be invested in the Trust (the "Contracts"), are listed on Schedule A attached hereto, as may be amended from time to time.

         1.7 The Company shall pay for Trust shares on the next Business Day after an order to purchase Trust shares is made in accordance with the provisions of Section 1.1 hereof and the Procedures. Payment shall be in federal funds transmitted by wire. For purposes of Section 2.10 and 2.11, upon receipt by the Trust of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Trust.

         1.8 Issuance and transfer of the Trust's shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Trust will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

         1.9 The Trust shall furnish same day notice (by electronic mail, by facsimile transmission or by telephone followed by written confirmation) to the Company of any income dividends or capital gain distributions payable on the Trust's shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Fund shares in additional shares of that Fund. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. Any such revocation must be in writing.

The Trust shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

         1.10 The Trust shall make the net asset value per share for each Fund available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated, and the Trust shall use its best efforts to make such net asset value per share available no later than 7:00 p.m. Eastern time in accordance with the Procedures. If, however, the Trust provides the net asset value per share later than 7:00 p.m. Eastern time, then the 11:00 a.m. deadline on the following day for receipt of orders in Sections 1.1 and 1.5 shall be extended by the lesser of
(1) the amount of time from 7:00 p.m. Eastern time to the time that the Trust provided the net asset value per share, and (2) four hours; provided, however, that if the Trust does not provide the net asset value per share by 11:00 p.m. Eastern time the parties will work together to facilitate processing in a reasonable manner given the circumstances.


                                   ARTICLE II.
                         REPRESENTATIONS AND WARRANTIES

         2.1 The Company represents and warrants that it is an insurance company duly organized and in good standing under the insurance laws and regulations of the State of Wisconsin (and other laws and regulations of Wisconsin to the extent applicable to Wisconsin insurance companies), that each Account is legally and validly established as a separate account under applicable law, that the Company has registered each Account as a unit investment trust under the 1940 Act (unless exempt therefrom), and that the Company will maintain such registration for each Account (unless exempt therefrom) for as long as any Contract under that Account is outstanding.

         2.2 The Company further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state insurance and securities laws and regulations. The Company further represents and warrants that the Contracts are or will be registered under the 1933 Act or are or will be exempt from or not subject to registration thereunder. The Company shall amend the registration statements under the 1933 Act for the Contracts and the registration statements under the 1940 Act for the Accounts from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law (unless the Contracts and Accounts are exempt from or not subject to the registration requirements of the 1933 Act and the 1940 Act).

         2.3 The Company represents and warrants that each principal underwriter of the Contracts is registered as a broker-dealer under the 1934 Act and is a member in good standing of the NASD.

         2.4 The Company represents and warrants that the shares held in each Account or division thereof are the only securities held in the Account or division thereof, and that the Company, on behalf of the Account or division thereof, will (i) vote such shares in the same proportion as shares of voted by all other holders of shares (in accordance with Section 3.4) and (ii) refrain from substituting another security for such shares unless the Commission has approved such substitution in the manner provided in Section 26 of the 1940 Act.

         2.5 The Trust represents and warrants that Trust shares sold pursuant to this Agreement shall be registered under the 1933 Act, and shall be duly authorized for issuance and sold in compliance with the laws of the Commonwealth of Massachusetts and all applicable federal and state securities laws. The Trust represents and warrants that it is and shall remain registered as an open-end management investment company under the 1940 Act. The Trust represents and warrants that it shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares and that it shall register and qualify the shares for sale in accordance with the laws of the various states to the extent required by applicable state law.

         2.6 The Trust represents and warrants that it is currently qualified as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision), and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

         2.7 The Trust represents that it believes, in good faith, that the Funds currently comply with the diversification provisions of Section 817(h) of the Code and the regulations issued thereunder relating to the diversification requirements for the Variable Contracts.

         2.8 Subject to the Fund's compliance with applicable diversification requirements, the Company represents and warrants that the Contracts are currently treated as life insurance policies (which may include modified life endowment contracts) or annuity contracts, under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Trust and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

         2.9 The Trust represents and warrants that it is lawfully organized and validly existing under the laws of Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act.

         2.10 The Trust represents and warrants that the Trust's investment policies, fees and expenses are and shall at all times remain in compliance with the laws of the Commonwealth of Massachusetts and that its operations are and shall at all times remain in material compliance with the laws of the Commonwealth of Massachusetts to the extent required to perform this Agreement.

         2.11 The Trust represents and warrants that its Trustees, officers, employees, and other individuals and entities dealing with the money and/or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimum coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The Trust represents and warrants that the blanket fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Trust represents that shall notify the Company in the event that it no longer has the coverage required by this Section 2.11.

         2.12 The Company represents and warrants that all of its Directors, officers, employees, investment advisers, and other individuals and affiliates dealing with the money and/or securities of the Trust are covered by a blanket fidelity bond or similar coverage, in an amount not less than $10 million; that the bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company. The Company represents that it shall notify the Trust and the Underwriter in the event that it no longer has the coverage required by this Section 2.12.

         2.13 The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Underwriter represents and warrants that it is duly organized and in good standing under the laws of the State of Delaware.

         2.14 The Trust currently does not intend to make payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it may make such payments in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Trust undertakes to have a board of trustees, a majority of whom are not interested persons of the Trust, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.


                                  ARTICLE III.
       PROSPECTUSES, REPORTS TO SHAREHOLDERS AND PROXY STATEMENTS; VOTING

         3.1 The Trust or its designee shall provide the Company with an electronic version of the Trust's current prospectus and statement of additional information ("SAI"), including any prospectus or SAI supplements.

         3.2 The Trust or its designee, shall provide the Company with an electronic version of its proxy materials, shareholder reports and other communications to shareholders.

         3.3 The Company shall bear the expenses of distributing to Contract owners and to prospective Contract owners the documents of the Trust listed in Sections 3.1 and 3.2.

         3.4 So long as and to the extent that the Securities and Exchange Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners, the Company shall:

                  (i)    solicit voting instructions from Contract owners;

                  (ii) vote Trust shares in accordance with instructions received from Contract owners; and

                  (iii) vote Trust shares for which no instructions have been received in the same proportion as Trust shares of such Fund for which instructions have been received.

The Company reserves the right to vote Trust shares held in any Account in its own right to the extent permitted by law. Participating Insurance Companies shall be responsible for ensuring that each of their Accounts calculates voting privileges in a manner consistent with the Mixed and Shared Funding Exemptive Order; provided, however, that the Trust or its designee shall provide each shareholder, including the Company and each Account, with the information necessary for the shareholder meeting, including each Account's respective ownership in each Fund.

         3.5 The Trust will comply with all provisions of the 1940 Act requiring voting by shareholders. Further, the Trust will act in accordance with the Securities and Exchange Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of Trustees and with whatever rules the Commission may promulgate with respect thereto.

         3.6 The Trust shall use reasonable efforts to provide Trust documents listed in Section 3.1 and 3.2 to the Company sufficiently in advance of the Company's mailing dates to enable the Company to complete, at reasonable cost, the printing, assembling and distribution of the documents in accordance with applicable laws and regulations. The Trust will provide the Company with as much advance notice as is reasonably practicable of any proxy solicitation for any Fund, and of any material change in the Trust's registration statement or prospectus, particularly any change resulting in a change to the registration statement or prospectus for any Variable Account. The Trust will work with the Company so as to enable the Company to solicit proxies from Variable Contract owners, or to make changes to its registration statement or prospectus, in an orderly manner. The Trust will make reasonable efforts to attempt to have changes affecting the Variable Contract prospectuses become effective simultaneously with annual updates for such prospectuses.

                                   ARTICLE IV.
                  SALES MATERIAL, INFORMATION AND NOTIFICATIONS

         4.1 The Company shall furnish, or shall cause to be furnished, to the Trust or its designee, each piece of sales literature or other promotional material in which the Trust is named, at least fifteen (15) Business Days prior to its use. No such material shall be used if the Trust or its designee reasonably objects to such use within ten (10) Business Days after receipt of such material. The Trust, the Underwrites, or its designee reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Trust is named, and no such material shall be used if the Trust, the Underwriter, or its designee so reasonably object.

         4.2 The Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Trust shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust or its designee, except with the permission of the Trust.

         4.3 The Trust or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or its Account(s) or Contracts are named at least fifteen (15) Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within ten (10) Business Days after receipt of such material. The Company reserves the right to reasonably object at any time thereafter to the continued use of any such literature or other promotional material in which the Company or the Variable Accounts or the Variable Contracts are named, and no such material shall be used thereafter if the Company so reasonably objects.

         4.4 The Trust and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, the Accounts or the Contracts, other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for the Accounts or the Contracts which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

         4.5 The Trust will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy materials, sales literature and other promotional materials, applications for exemptions, requests for no-action letters and notices, orders or responses thereto, and all amendments and supplements to any of the above, that relate to the sale of Trust shares to the Company and the Accounts, within ten (10) Business Days after the earlier of the use of such document or the filing of such document with the Securities and Exchange Commission or the NASD.

         4.6 The Company will provide to the Trust at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy materials, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters and notices, orderes or responses relating thereto, and all amendments and supplements to any of the above, that relate to the investment in shares of the Trust under the Contracts, within ten (10) Business Days after the earlier of the use of such document or the filing of such document with the Securities and Exchange Commission or the NASD.

         4.7 For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, any of the following: advertisements (such as material published, or designed for use in, a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, telephone directories (other than routine listings), electronic media, computerized media, or other public media), sales literature (I.E., any written or electronic communication distributed or made generally available to customers or the public, including but not limited to, brochures, circulars, research reports, market letters, performance reports or summaries, form letters, telemarketing scripts, seminar texts, reprints or excerpts of any other advertisement, sales literature or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees.

         4.8 The Company shall furnish, or shall cause to be furnished, to the Trust or its designee copies of the following reports:

                  (a) the Company's annual statement (prepared under statutory accounting principles) and annual report (prepared under generally accepted accounting principles ("GAAP"), if any), as soon as practical and in any event within 90 days after the end of each fiscal year; and

                  (b) any financial statement, proxy statement, notice or report of the Company sent to stockholders and/or policyholders, as soon as practical after the delivery thereof to stockholders.

                                   ARTICLE V.
                                 DIVERSIFICATION

         5.1 The Trust will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Trust will at all times comply with
Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations.

                                   ARTICLE VI.
                               POTENTIAL CONFLICTS

         6.1 The Board will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the owners of Contracts participating in the Accounts and participants of all Qualified Plans investing in the Trust, and determine what action, if any, should be taken in response to such conflicts. A material irreconcilable conflict may arise for a variety of reasons, including: (i) an action by any state insurance regulatory authority; (ii) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax or securities regulatory authorities; (iii) an administrative or judicial decision in any relevant proceeding; (iv) the manner in which the investments of the Trust are being managed; (v) a difference in voting instructions given by variable annuity Contract owners, variable life insurance Contract owners, and trustees of the Qualified Plans; (vi) a decision by a Participating Insurance Company to disregard the voting instructions of Contract owners; or (vii) if applicable, a decision by a Qualified Plan to disregard the voting instructions of plan participants. The Trust shall promptly inform the Company if the Board determines that a material irreconcilable conflict exists and the implications thereof.

         6.2 The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Mixed and Shared Funding Exemptive Order by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever Contract owner voting instructions are disregarded. The responsibility to report such information and assist the Board will be carried out with a view only to the interests of Contract owners.

         6.3 If it is determined by a majority of the Board, or a majority of its members who are not "interested persons" of the Trust under the 1940 Act (the "Independent Trustees"), that a material irreconcilable conflict exists, the Company shall, at its expense and to the extent reasonably practicable (as determined by a majority of the Independent

Trustees), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, up to and including: (i) withdrawing the assets allocable to some or all of the Accounts from the Trust or any Fund and reinvesting such assets in a different investment medium, including (but not limited to) another Fund, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (I.E., annuity Contract owners, life insurance Contract owners, or variable Contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (ii) establishing a new registered management investment company or managed separate account. The responsibility of the Company to take remedial action will be carried out with a view only to the interests of Contract owners.

         6.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account (at the Company's expense); provided that no charge or penalty will be imposed as a result of such withdrawal.

         6.5 For purposes of this Article VI, a majority of the Independent Trustees shall determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Trust, the Underwriter, the Trust's adviser or any affiliate be required to establish a new funding medium for the Contracts. The Company shall not be required by the Article VI to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of Contract owners materially and adversely affected by the material irreconcilable conflict.

         6.6 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or proposed Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5 and Article VI of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

         6.7 The Trust hereby notifies the Company that Account prospectus disclosure regarding potential risks of mixed and shared funding may be appropriate.

         6.8 The Company, at least annually, will submit to the Board such reports, materials or data as the Board reasonably may request so that the Board may fully carryout the obligations imposed upon it by the Mixed and Shared Funding Exemptive Order, and such reports, materials and data will be submitted more frequently if deemed appropriate by the Board.


                                  ARTICLE VII.
                                 INDEMNIFICATION

         7.1      INDEMNIFICATION BY THE COMPANY

         7.1(a). The Company agrees to indemnify and hold harmless the Trust and each member of the Board and each officer and employee of the Trust, the Underwriter and each director, officer and employee of the Underwriter, and each person (other than a Participating Insurance Company or a separate account of a Participating Insurance Company) who controls the Trust or the Underwriter within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party," for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities, or expenses (or actions in respect thereof) or settlements are alleged to be or are determined to be related to the sale or acquisition of the Trust's shares or the Contracts and:

                  (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus (which shall include an offering memorandum) or SAI for the Contracts or contained in the Contracts or advertisement or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Trust for use in any registration statement, prospectus or SAI for the Contracts or in the Contracts or advertisement or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

                  (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or advertisement or sales literature of the Trust not supplied by the Company, or persons under its control and other than statements or representations authorized by the Trust or the Underwriter) or unlawful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Trust shares; or

                  (iii) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or advertisement or sales literature of the Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Trust by or on behalf of the Company; or

                  (iv) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

                  (v) arise out of or result from any material breach of any representation or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

         7.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or expenses incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

         7.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         7.1(d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Trust shares, the Contracts or the operation of the Trust.

         7.2      INDEMNIFICATION BY THE UNDERWRITER

         7.2(a). The Underwriter agrees to indemnify and hold harmless the Company and each of its directors, officers and employees and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, "Indemnified Parties" and individually, "Indemnified Party," for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or expenses (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements alleged to be or are determined to be related to the sale or acquisition of shares of a Fund or the Contracts and:

                  (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus, SAI or advertisement or sales literature of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Trust by or on behalf of the Company for use in the registration statement, prospectus, statement of additional information for the Trust or in any advertisement or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                  (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature for the Contracts not supplied by the Underwriter, Trust or persons under their control and other than statements or representations authorized by the Company) or unlawful conduct of the Trust or the Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

                  (iii) arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or advertisement or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Underwriter or Trust; or

                  (iv) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter or the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter or the Trust (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Section 2.8 and 5.1 of this Agreement, or to qualify as a regulated investment company under Subchapter M of the Code).

         7.2(b). The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities, or expenses incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

         7.2(c). The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against any Indemnified Party, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         7.2(d). The Company will promptly notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts, the operation of the Accounts or the Trust.

         7.3      INDEMNIFICATION BY THE TRUST

         7.3(a). The Trust agrees to indemnify and hold harmless the Company, the principal underwriter of the Variable Contracts, and each of their directors, officers, and employees and each person, if any, who controls the Company within the meaning of

Section 15 of the 1933 Act (hereinafter collectively, the "Indemnified Parties" and individually, "Indemnified Party," for purposes of this Section 7.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or expenses (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements alleged to or are determined to be related to the sale or acquisition of shares of a Fund or the Contracts, and:

                           (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus, SAI or advertisement or sales literature of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Trust or the Underwriter by or on behalf of the Company for use in the registration statement, prospectus, statement of additional information for the Trust or in any advertisement or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contract or Fund shares; or

                           (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature for the Contracts not supplied by the Underwriter, Trust or persons under their control and other than statements or representations authorized by the Company) or unlawful conduct of the Trust or the Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

                           (iii) arise out of or as a result of any untrue
                  statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or advertisement or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with the information furnished to the Company by or on behalf of the Underwriter or the Trust; or

                           (iv) arise as a result of any failure by the Trust to provide the services and furnish the materials under the terms of this Agreement; or

                           (v) arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Sections 2.8 and 5.1 of this Agreement, or to qualify as a regulated investment company under Subchapter M of the Code).

         7.3(b). The Trust shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or expenses incurred or assessed against an Indemnified Party as may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

         7.3(c). The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against any Indemnified Party, the Trust will be entitled to participate, at its own expense, in the defense thereof. The Trust also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Trust to such party of the Trust's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Trust will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         7.3(d). The Company will promptly notify the Trust of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts, the operation of the Accounts, or the Trust.


                     ARTICLE VIII. APPLICABLE LAW AND VENUE

         8.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the substantive laws of the State of Delaware without regard to principles of conflict of laws.

         8.2. This Agreement shall be subject to the provisions of the 1933 Act, the 1934 Act and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.


                             ARTICLE IX. TERMINATION

         9.1. This Agreement shall continue in full force and effect until the first to occur of:

         (a) termination by any party for any reason by sixty (60) days advance written notice delivered to the other parties; or

         (b) termination by the Company, the Trust or the Underwriter by written notice to the other parties upon a material breach of the Agreement by other party; or

         (c) termination by the Trust or the Underwriter upon the institution of formal proceedings against the Company or its agents by the NASD, the SEC, or any state securities or insurance department or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Variable Contracts issued by the Company, the operation of the Variable Accounts, or the purchase of Trust shares; or

         (d) termination by the Company upon the institution of formal proceedings against the Trust or the Underwriter or their agents by the NASD, the SEC, or any state securities or insurance department or any other regulatory agency; or

         (e) termination by the Company by written notice to the Trust and the Underwriter with respect to any Fund in the event any of the Fund's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

         (c) termination by the Company by written notice to the Trust and the Underwriter with respect to any Fund in the event that such Fund ceases to qualify as a regulated investment company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Trust may fail to so qualify; or

         (d) termination by the Company by written notice to the Trust and the Underwriter with respect to any Fund in the event that such Fund falls to meet the diversification requirements specified in Article V hereof; or

         (e) termination by the Trust by written notice to the Company if the Trust shall determine, in its sole judgment exercised in good faith, that the Company and/or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

         (f) termination by the Company by written notice to the Trust and the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that either the Trust or the Underwriter has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity.

         9.2 Notwithstanding any termination of this Agreement, the Trust and the Underwriter shall, at the option of the Company, continue to make available additional shares of the Trust pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to direct reallocation of investments in the Trust, redemption of investments in the Trust and investment in the Trust upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 9.2 shall not apply to any terminations under Article VI, and the effect of such Article VI terminations shall be governed by Article VI of this Agreement.

         9.3 Notwithstanding any termination of the Agreement, for so long as the Variable Contracts remain outstanding and invested in a Fund, each party to this Agreement shall continue to perform its duties under this Agreement with reasonable efforts to maintain to the extent possible the continued tax deferred status of the Variable Contracts and the payment of benefits thereunder, except to the extent proscribed by law, the SEC or other regulatory body.

         9.4 Notwithstanding anything in this Agreement to the contrary, the parties agree that the Trust may terminate and liquidate any Fund at any time the Board determines, in its sole judgment, that it is not in the interest of shareholders to continue the Fund. The Trust agrees that it shall give the Company reasonable advance notice of its intention to conduct any such Fund termination or liquidation and that any such Fund termination or liquidation shall comply with all applicable laws and regulations.

                               ARTICLE X. NOTICES

         10.1 Any notice shall be sufficiently given when sent by registered or certified mail (or through a nationally recognized overnight courier that provides evidence of receipt) to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

         If to the Company:

                 American Family Mutual Life Insurance Company
                 6000 American Parkway
                 Madison, Wisconsin  53783-0001
                 Attn:  Rosalie Beck Detmer

         If to the Trust:

                 SEI Insurance Products Trust
                 One Freedom Valley Drive
                 Oaks, Pa. 19456
                 Attn:  Secretary

         If to Underwriter:

                 SEI Investments Distribution Co.
                 One Freedom Valley Drive
                 Oaks, Pa. 19456
                 Attn:  Secretary


                                  ARTICLE XI.
                                 MISCELLANEOUS

         11.1 The Company and the Underwriter understand and acknowledge that: (i) the Trust is a registered investment company organized under Massachusetts law consisting of separate investment portfolios; (ii) no Fund of the Trust shall have any liability for the obligations of any other Fund of the Trust; (iii) under Massachusetts law, shareholders of a Massachusetts business trust could, under certain circumstances, be held personally liable for the Trust's obligations; and (iv) the Trust's declaration of trust, however, disclaims the shareholder liability set forth in (iii) above, for the Trust's acts or obligations.

         11.2 Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

         11.3 Each of the parties acknowledges and agrees that this Agreement and the arrangement described herein are intended to be non-exclusive and that each of the parties is free to enter into similar agreements and arrangements with other entities.

         11.4 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         11.5 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

         11.6 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

         11.7 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Securities and Exchange Commission, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

         11.8 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.

         11.9 This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that the Underwriter may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Underwriter, if such assignee is duly licensed and registered to perform the obligations of the Underwriter under this Agreement.

         11.10 This Agreement may be amended only by written agreement of the parties to the Agreement.

         11.11 This Agreement contains the full and complete understanding between parties with respect to the transactions covered and contemplated under this Agreement, and supersedes all prior agreements and understandings between the parties relating to the subject matter hereof, whether oral or written, express or implied.

         11.12 Except for the limited purposes provided in Sections 1.1 and 1.5, it is understood and agreed that the Company and each of its designees shall be acting as an independent contractor and not as an employee or agent of the Trust or the Underwriter, and none of the parties shall hold itself out as an agent of any other party with the authority to bind such party. Neither the execution nor performance of this Agreement shall be deemed to create a partnership or joint venture by and among any of the Company, any designees, Trust, or Underwriter.

                 IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified above.

                 AMERICAN FAMILY MUTUAL LIFE INSURANCE COMPANY

                 By:
                    ------------------------------------------

                 Title:
                       ---------------------------------------

                 Print Name:
                            ----------------------------------


                 SEI INSURANCE PRODUCTS TRUST

                 By:
                    ------------------------------------------
                      Christine M. McCullough
                      Vice President and Assistant Secretary


                 SEI INVESTMENTS DISTRIBUTORS COMPANY

                 By:
                    ------------------------------------------
                      Robert C. Aller
                      Vice President

                                  SCHEDULE A

                            PARTICIPATION AGREEMENT
                                     AMONG
                 AMERICAN FAMILY MUTUAL LIFE INSURANCE COMPANY
                         SEI INSURANCE PRODUCTS TRUST
                                      AND
                     SEI INVESTMENTS DISTRIBUTION COMPANY

         Shares of the following Fund(s) are available:

                  SEI VP Prime Obligation Fund - Class B

         Shares of the Fund(s) listed above shall be made available as investments for the following Accounts and Contracts funded by the Accounts:


NAME OF ACCOUNT:                        NAME OF CONTRACT FUNDED BY ACCOUNT:
------------------------------------    ---------------------------------------
[ADD]                                   [ADD]



Dated as of May ___, 2000.

                                   SCHEDULE B

                             PARTICIPATION AGREEMENT
                                     AMONG
                  AMERICAN FAMILY MUTUAL LIFE INSURANCE COMPANY
                          SEI INSURANCE PRODUCTS TRUST
                                      AND
                      SEI INVESTMENTS DISTRIBUTION COMPANY


                                  PROCEDURES


         (a) On each day the Funds calculate their net asset value pursuant to the requirements of their then current prospectus and the rules of the Securities and Exchange Commission (each a "Business Day"), the Company may receive Instructions from the Contract owners of Contracts specified in Exhibit A for the purchase or redemption of shares of the Funds based solely upon each Company's receipt of Instructions from Contract owners, prior to the Close of Trading on that Business Day. Instructions in good order received by the Company prior to 4:00 p.m. Eastern time ("ET") on any given Business Day, or earlier if the New York Stock Exchange ("Exchange") closes earlier than 4:00 p.m. ET on any given Business Day (the "Trade Date") and transmitted to SEI Investments Fund Management or other SEI entity serving as the Funds' transfer agent (the "Transfer Agent") by no later than 10:00 a.m. ET on the Business Day following the Trade Date ("Trade Date plus One" or "TD+1"), will be executed at the NAV ("Share Price") of each applicable Fund, determined as of the Close of Trading on the prior Business Day ("Effective Trade Date"). Money Market activity will be executed at the NAV on TD+1 as an AM trade.

         (b) By no later than 7:00 p.m. ET on each Business Day ("Price Communication Time"), SEI Investments Fund Management or other SEI entity serving as fund administrator (the "Administrator") will use its best efforts to communicate to the Company via a mutually agreed upon format, the Share Price of each applicable Fund, as well as dividend and capital gain information and, in the case of income Funds, the daily accrual for interest rate factor (mil rate), determined at the Close of Trading on that Business Day. The Administrator will notify the Company when and if the Administrator does not communicate the required Share Price information by 7:00 p.m. ET on any Business Day. It is understood and agreed that, in the context of Section 22 of the 1940 Act and the rules and public interpretations thereunder by the staff of the Securities and Exchange Commission ("SEC Staff"), receipt by the Company of any Instructions from the Contract owners in a timely manner shall be deemed to be receipt by the Funds of such Instructions solely for pricing purposes and shall cause purchases and sales for the Contract owners to be deemed to occur at the Share Price for such Business Day.

         (c) As noted in Paragraph (a) above, by 10:00 a.m. ET on TD+1 ("Instruction Cutoff Time") and after the Company has processed all approved Contract owner activity, the Company will transmit to the Funds' Transfer Agent, by a method acceptable to the Company and the Funds' Transfer Agent, a report (the "Instruction Report") detailing the Instructions that were received by the Company prior to the Funds' daily determination of Share Price for each Fund (i.e., the Close of Trading) on each Business Day. The Company shall transmit a report on each Business Day, even if there are no Contract owner instructions to report. If the Transfer Agent does not receive an Instruction Report on any Business Day, it will notify the Company.

                  (i) It is understood by the parties that all Instructions from the Contract owners shall be received and processed by the Company in accordance with its standard transaction processing procedures that apply to all investment options offered under the Contract. The Company shall maintain records sufficient to identify the date and time of receipt of all Contract owner transactions involving the Funds and shall make such records available upon reasonable request for examination by the Funds or its designated representative or, at the request of the Funds, by appropriate governmental authorities. Under no circumstances shall the Company change, alter or modify any Instructions received by it in good order.

                  (ii) The Instruction Report shall state whether the Instructions received by the Company from the Contract owners by the Close of Trading on such Business Day resulted in the Accounts being a net purchaser or net seller of shares in each of the Funds and shall indicate the net dollar value purchased or net dollar value redeemed by each Account in each of the Funds and the date of the transaction. On Business Days where there are no Instructions in a Fund for an Account or all the Accounts, the Instruction Report will so indicate. Each transmission of Instructions by the Company of a net purchase or redemption Instruction relating to a particular Fund and a Business Day shall constitute a representation and covenant by the Company that such net purchase or redemption Instruction was based on Contract owner transactions received by the Company prior to the Close of Trading (and prior to the time the Share Price for each Fund) was determined on such Business Day, and that each net purchase or redemption Instruction included all such Contract owner transactions so received by the Company. All Instructions will be communicated in U.S. dollars.

         (d) As set forth below, upon the timely receipt from the Company of the Instruction Report, the Funds will execute the purchase or redemption transactions (as the case may be) at the Share Price for each Fund computed as of the Close of Trading on the Effective Trade Date.

                        (i) Except as otherwise provided herein, all purchase and redemption transactions will settle on TD+1. Settlements will be through net Federal Wire transfers between the Company and a custodial account designated by the Funds. In the case of Instructions which constitute a net purchase order, settlement shall occur by the Company initiating a wire transfer to the custodian for the Funds for receipt by the Funds' custodian by no later than the Close of Business at the New York Federal Reserve Bank on TD+1, causing the remittance of the requisite Funds to cover such net purchase order. In the case of Instructions which constitute a net redemption order, settlement shall occur by the Funds' Transfer Agent instructing the Funds' custodian to initiate a wire transfer from the Funds' custodial accounts to the Company's custodial account for its receipt by no later than the Close of Business at the New York Federal Reserve Bank on TD+1, causing the remittance of the requisite Funds to cover such net redemption order. On any Business Day when the Federal Reserve Wire Transfer System is closed, all communication and processing rules will be suspended for the settlement of Instructions. Instructions will be settled on the next Business Day on which the Federal Reserve Wire Transfer System is open. The original TD+1 Settlement Date will not apply. Rather, for purposes of this Paragraph only, the Settlement Date will be the date on which the Instruction settles. The Funds reserve the right to
                  (i) delay settlement of redemptions for up to five (5) Business Days after receiving a net redemption order in accordance with Section 22 of the 1940 Act and Rule 22c-1 thereunder, or (ii) suspend redemptions pursuant to the 1940 Act or as otherwise required by law. Settlements shall be in U.S. dollars.

                        (ii) The Trust will verify, for each Fund, the NAV, the total dollar amount of transactions, and the number of shares transacted listed on the Instruction Report. The

                  Trust will contact the Company on or before 1:00 p.m. Eastern time on TD+1 if any of the information to be verified is incorrect. The Trust will give the Company access to its system to verify its transactions. The Company and the Trust will cooperate to resolve any discrepancies as soon as reasonably practicable. This process will be reviewed periodically by both parties to make sure that the needs of both the Trust and the Company are being met.

         (e) In the event of any error or delay with respect to the Procedures outlined in SCHEDULE B herein: (i) which is caused by the Funds, the Funds' Transfer Agent or the adviser, the Funds or its agents (as appropriate) shall make any adjustments on the Funds' accounting system necessary to correct such error or delay and the responsible party or parties shall reimburse the Company for any losses or reasonable costs incurred directly as a result of the error or delay but specifically excluding any and all consequential punitive or other indirect damages; or (ii) which is caused by the Company or by any Contract owner, the Funds or its agent shall make any adjustment on the Funds' accounting system necessary to correct such error or delay and the affected party or parties shall be reimbursed by the Company for any losses or reasonable costs incurred directly as a result of the error or delay (or the Company shall make any adjustments on its recordkeeping system, if appropriate), but specifically excluding any and all consequential punitive or other indirect damages. In the event of any such adjustments on the Funds' accounting system, the Company shall make the corresponding adjustments on its internal recordkeeping system. In the event that errors or delays with respect to the Procedures are contributed to by more than one party hereto, each party shall be responsible for that portion of the loss or reasonable cost which results from its error or delay. The portion of any loss or cost for which the Funds is responsible may be adjusted between the Funds and its agents in accordance with the agreement between the Funds and such agent whereby the agency is created. All parties agree to provide the other parties prompt notice of any errors or delays of the type referred to herein and to use reasonable efforts to take such action as may be appropriate to avoid or mitigate any such costs or losses.

Dated as of May ___, 2000.



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